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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                                                        Doing
Name                                                                  Incorporation                  Business as
----                                                                  -------------                  -----------
Helen of Troy (Far East) Limited                                        Hong Kong                     Same Name
Helen of Troy (Cayman) Limited                                        Cayman Islands                  Same Name
Helen of Troy International B.V.                                     The Netherlands                  Same Name
Helen of Troy Limited                                                    Barbados                     Same Name
Helen of Troy Services Limited                                          Hong Kong                     Same Name
Helen of Troy Texas Corporation                                           Texas                       Same Name
Helen of Troy Nevada Corporation                                          Nevada                      Same Name
HOT Nevada Inc.                                                           Nevada                      Same Name
Helen of Troy L.P.                                              Texas Limited Partnership             Same Name
HOT International Marketing Limited                                      Barbados                     Same Name
HOT (UK) Limited                                                      United Kingdom                  Same Name
Helen of Troy GmbH                                                       Germany                      Same Name
Karina, Inc.                                                            New Jersey                    Same Name
DCNL, Inc.                                                                Texas                       Same Name
Helen of Troy Canada, Inc.                                                Nevada                      Same Name
Helen of Troy Limited                                                   Hong Kong                     Same Name
Helen of Troy, LLC                                                        Nevada                      Same Name
Tactica International, Inc.
    (55% ownership)                                                       Nevada                      Same Name
Helen of Troy SARL                                                        France                      Same Name
Fontelux Trading, S.A.                                                   Uruguay                      Same Name
H.O.T. Cayman Holding                                                Cayman Holdings                  Same Name
Helen of Troy do Brasil Ltda.                                             Brazil                      Same Name
Idelle Management Company                                                 Nevada                      Same Name
Idelle Labs, Ltd.                                               Texas Limited Partnership             Same Name
Helen of Troy Manufacturing Limited                                     Hong Kong                     Same Name
HOT Latin America, LLC                                                    Nevada                      Same Name
Helen of Troy de Mexico S.de R.L. de C.V.                                 Mexico                      Same Name
Helen of Troy Servicios S.de R.L. de C.V.                                 Mexico                      Same Name
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